BrightSpring Health Services, Inc. Reports First Quarter 2026 Financial Results and Increases Full Year 2026 Guidance

LOUISVILLE, Ky., May 1, 2026 — BrightSpring Health Services, Inc. (“BrightSpring” or the “Company”) (NASDAQ: BTSG), a leading provider of home and community-based health services for complex populations, today announced financial results for the first quarter ended March 31, 2026, and increased full year 2026 Revenue and Adjusted EBITDA1 guidance.

First Quarter 2026 Financial Highlights

(note: all figures represent continuing operations and exclude the Community Living business)

•
Net revenue of $3,614 million, up 25.6% compared to $2,878 million in the first quarter of 2025
•
Gross profit of $482 million, up 42.5% compared to $338 million in the first quarter of 2025
•
Net income of $74 million compared to $9 million in the first quarter of 2025
•
Adjusted EBITDA1 of $190 million, up 44.8% compared to $131 million in the first quarter of 2025
•
Leverage2 of 2.27x as of March 31, 2026, compared to pro forma leverage3 of 2.60x on December 31, 2025, both of which exclude the impact of the Community Living divestiture
•
Divestiture of Community Living business to Sevita closed on March 30, 2026, which resulted in a $31.2 million gain on sale, net of tax recorded within discontinued operations
•
Completion of an underwritten secondary offering of our common stock by affiliates of Kohlberg Kravis Roberts & Co. L.P. and certain members of management in March 2026, and a concurrent $60.0 million repurchase of 1,464,807 shares of common stock from the underwriter

"We are pleased with the Company’s first quarter results, which reflect the team’s commitment to patients as well as the operating and growth priorities discussed at the Investor Day in March,” said Jon Rousseau, Chairman, President, and Chief Executive Officer of BrightSpring. “Our focus continues to be anchored in operational and commercial best practices across the organization while leveraging scale to provide quality and effective services to complex patient populations. As we look ahead to the remainder of 2026, we are focused on growing each of our businesses while executing against our goals and reaching more patients who can benefit from these highly impactful and valuable services.”

1Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” at the end of this press release for a reconciliation of Adjusted EBITDA to net income from continuing operations, the most directly comparable financial measure prepared in accordance with GAAP.

2The results of the Community Living business are excluded in the calculation of our leverage pursuant to the terms of our First Lien Credit Agreement since the Company divested the Community Living business prior to the end of the period.

3Leverage is presented on a pro forma basis assuming the Community Living divestiture closed as of December 31, 2025.

Key Financials4 (for BrightSpring continuing operations)

	Three Months Ended
	March 31, (Unaudited)
	2026	2025	%
($ in millions)
Pharmacy Solutions Revenue	$3,171	$2,532	25%
Provider Services Revenue	442	346	28%
Total Revenue	$3,614	$2,878	26%

	Three Months Ended
	March 31, (Unaudited)
	2026	2025	%
($ in millions)
Pharmacy Solutions segment EBITDA	$169	$116	46%
Provider Services segment EBITDA	66	51	29%
Total Segment Adjusted EBITDA	$235	$167	41%
Corporate Costs	(45)	(36)	-
Total Company Adjusted EBITDA(1)	$190	$131	45%

Business Metrics

	Three Months Ended
	March 31, (Unaudited)
	2026	2025	%
Pharmacy Solutions
Prescriptions dispensed	10,729,876	10,877,294	(1%)
Revenue per script ($)	295.56	232.79	27%
Gross Profit per script ($)	28.03	18.75	50%
Provider Services
Home Health Care average daily census	46,066	30,241	52%
Rehab Care persons served	7,620	6,697	14%
Personal Care persons served	16,079	15,863	1%

1Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” and the end of this press release for a reconciliation of Adjusted EBITDA to net income from continuing operations, the most directly comparable financial measure prepared in accordance with GAAP.

4Financial tables may not foot due to rounding.

Full Year 2026 Financial Guidance

For the full year 2026, BrightSpring is increasing Revenue and Adjusted EBITDA guidance, which excludes the Community Living business and the effects of any future closed acquisitions. All growth rates are shown as compared to the full year 2025 Revenue and Adjusted EBITDA results, excluding the Community Living business:

•
Revenues of $14,725 million to $15,225 million, or 14.1% to 17.9% growth.
o
Pharmacy Segment Revenue of $12,850 million to $13,300 million, or 12.3% to 16.2% growth.
o
Provider Segment Revenue of $1,875 million to $1,925 million, or 28.0% to 31.4% growth.
•
Total Adjusted EBITDA5 of $795 million to $825 million, or 28.7% to 33.6% growth.
•
The Amedysis and LHC acquisition is expected to contribute approximately $30 million in Adjusted EBITDA in 2026.

5A reconciliation of the foregoing guidance for the non-GAAP metric of Adjusted EBITDA to GAAP net income from continuing operations cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Webcast and Conference Call Details

The Company will host a conference call today, May 1st at 8:30 a.m. Eastern Time. Investors interested in listening to the conference call are required to register online.

A live and archived webcast of the event will be available on the “Events & Presentations” section of the BrightSpring website at https://ir.brightspringhealth.com/. The Company has posted supplemental information on the first quarter 2026 results that it will reference during the conference call. The supplemental information can be found under the “Events & Presentations” on the Company’s investor relations page.

About BrightSpring Health Services

BrightSpring Health Services provides complementary home- and community-based health solutions for complex populations in need of specialized and/or chronic care. Through the Company’s service lines, including pharmacy, home health care, and rehabilitation, we provide comprehensive and more integrated care and clinical solutions in all 50 states to over 475,000 customers, clients and patients daily. BrightSpring has consistently demonstrated strong and industry-leading quality metrics across its services lines, while improving the health and quality of life for high-need individuals and reducing overall healthcare system costs.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements may relate to matters which include, but are not limited to, industries, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. In some cases, we have used words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “target,” “guidance,” the negative version of these words, or similar terms and phrases to identify these forward-looking statements.

The forward-looking statements are based on management’s current expectations and are not historical facts or guarantees of future performance. The forward-looking statements relate to the future and are therefore subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following:

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our operation in a highly competitive industry;
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our inability to maintain relationships with existing patient referral sources or establish new referral sources;
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changes to Medicare and Medicaid rates or methods governing Medicare and Medicaid payments for our services;
•
cost containment initiatives of third-party payors, including post-payment audits;
•
the implementation of alternative payment models and the transition of Medicaid and Medicare beneficiaries to managed care organizations may limit our market share and could adversely affect our revenues;
•
changes in the case mix of patients, as well as payor mix and payment methodologies, and decisions and operations of third-party organizations;
•
our reliance on federal and state spending, budget decisions, and continuous governmental operations which may fluctuate under different political conditions;
•
changes in drug utilization and/or pricing, PBM contracts, and Medicare Part D/Medicaid reimbursement, which may negatively impact our profitability;
•
changes in our relationships with pharmaceutical suppliers, including changes in drug availability or pricing;
•
reliance on the continual recruitment and retention of nurses, pharmacists, therapists, caregivers, direct support professionals, and other qualified personnel, including senior management;
•
compliance with or changes to federal, state, and local laws and regulations that govern our employment practices, including minimum wage, living wage, and paid time-off requirements;
•
fluctuation of our results of operations on a quarterly basis;
•
harm caused by labor relation matters;
•
limitations in our ability to control reimbursement rates received for our services if we are unable to maintain or reduce our costs to provide such services;
•
delays in collection or non-collection of our accounts receivable, particularly during the business integration process;
•
failure to manage our growth effectively, which may inhibit our ability to execute our business plan, maintain high levels of service and satisfaction or adequately address competitive challenges;
•
our ability to identify, successfully complete and manage acquisitions, joint ventures, divestitures and other significant transactions and strategic initiatives;
•
our ability to continue to provide consistently high quality of care;

•
maintenance of our corporate reputation or the emergence of adverse publicity, including negative information on social media or changes in public perception of our services;
•
contract continuance, expansion and renewal with our existing customers, including renewals at lower fee levels, customers declining to purchase additional services from us, or reduction in the services received from us pursuant to those contracts;
•
effective investment in, implementation of improvements to and proper maintenance of the uninterrupted operation and data integrity of our information technology and other business systems;
•
security breaches, loss of data, and other disruptions, which could compromise sensitive business or patient information; cause a loss of confidential patient data, employee data or personal information; or prevent access to critical information and thereby expose us to liability, litigation, and federal and state governmental inquiries and damage our reputation and brand;
•
risks related to credit card payments and other payment methods;
•
potential substantial malpractice or other similar claims;
•
various risks related to governmental inquiries, regulatory actions, and whistleblower and other lawsuits, which may not be entirely covered by insurance;
•
our current insurance program, which may expose us to unexpected costs, particularly if we incur losses not covered by our insurance or if claims or losses differ from our estimates;
•
factors outside of our control, including those listed, which have required and could in the future require us to record an asset impairment of goodwill;
•
a pandemic, epidemic, or outbreak of an infectious disease;
•
inclement weather, natural disasters, acts of terrorism, riots, civil insurrection or social unrest, looting, protests, strikes, or street demonstrations;
•
our inability to adequately protect our intellectual property rights;
•
risks related to our compliance with our regulatory framework;
•
the significant interests of KKR Stockholder may conflict with our stockholders’ interests in the future;
•
our substantial indebtedness;
•
significant changes in tax or trade policies, tariffs, or trade relations between the United States and other countries, such as the imposition of unilateral tariffs on imported products, including impacts on imported drug products, which could result in supply chain disruptions and significant increases in costs; and
•
fluctuations in the amount and frequency of repurchases of our common stock.

The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law. These factors should not be construed as exhaustive, and should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward- looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make.

For additional information on these and other factors that could cause BrightSpring’s actual results to differ materially from expected results, please see our filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” including “EBITDA,” “Adjusted EBITDA,” and “Adjusted EPS,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP.

EBITDA, Adjusted EBITDA, and Adjusted EPS have been presented in this release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management also believes that these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses EBITDA, Adjusted EBITDA, and Adjusted EPS to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish and award discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures.

Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. EBITDA, Adjusted EBITDA, and Adjusted EPS are non-GAAP measures of our financial performance and should not be considered as an alternative to net income as a measure of financial performance or any other performance measures derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments, debt service requirements, total capital expenditures, and certain other cash costs that may recur in the future.

Management defines EBITDA as net income from continuing operations before income tax expense (benefit), interest expense, net and depreciation and amortization. Management also defines Adjusted EBITDA as EBITDA, further adjusted to exclude non-cash share-based compensation, acquisition, integration and transaction-related costs, and restructuring and divestiture-related and other costs.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. Please see the end of this press release for reconciliations of non-GAAP financial measures to the most directly comparable financial measure prepared in accordance with GAAP.

BrightSpring Contact:

Investor Relations:	Media Contact:
David Deuchler, CFA	Leigh White
Gilmartin Group LLC	leigh.white@brightspringhealth.com
ir@brightspringhealth.com	502.630.7412

BrightSpring Health Services, Inc. and Subsidiaries

Consolidated Balance Sheets

March 31, 2026 and December 31, 2025

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$888,797	$88,370
Accounts receivable, net of allowance for credit losses	1,113,534	989,719
Inventories	560,166	815,180
Prepaid expenses and other current assets	126,806	118,592
Current assets held for sale	—	882,189
Total current assets	2,689,303	2,894,050
Property and equipment, net of accumulated depreciation of $421,329 and $404,878 at March 31, 2026 and December 31, 2025, respectively	201,885	204,689
Goodwill	2,533,555	2,545,673
Intangible assets, net of accumulated amortization	536,884	557,555
Operating lease right-of-use assets, net	173,333	171,632
Other assets	78,354	39,712
Total assets	$6,213,314	$6,413,311
Liabilities, Redeemable Noncontrolling Interests, and Equity
Current liabilities:
Trade accounts payable	$1,091,434	$1,217,946
Accrued expenses	351,891	333,024
Current portion of obligations under operating leases	45,391	42,936
Current portion of obligations under financing leases	6,737	6,794
Current portion of long-term debt	52,960	52,340
Current liabilities held for sale	—	195,994
Total current liabilities	1,548,413	1,849,034
Obligations under operating leases, net of current portion	136,724	135,420
Obligations under financing leases, net of current portion	13,021	14,544
Long-term debt, net of current portion	2,444,871	2,455,204
Deferred income taxes, net	1,166	6,178
Long-term liabilities	79,226	66,565
Total liabilities	4,223,421	4,526,945
Redeemable noncontrolling interests	10,512	11,227
Shareholders' equity:
Common stock, $0.01 par value, 1,500,000,000 shares authorized, 193,209,722 and 192,124,125 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	$1,932	$1,921
Preferred stock, $0.01 par value, 250,000,000 authorized, no shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	1,964,516	1,954,482
Retained earnings (accumulated deficit)	14,135	(74,647)
Accumulated other comprehensive loss	(1,265)	(6,691)
Total shareholders' equity	1,979,318	1,875,065
Noncontrolling interest	63	74
Total equity	1,979,381	1,875,139
Total liabilities, redeemable noncontrolling interests, and equity	$6,213,314	$6,413,311

BrightSpring Health Services, Inc. and Subsidiaries

Consolidated Statements of Operations

For the three months ended March 31, 2026 and 2025

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	March 31,
	2026	2025
Revenues:
Products	$3,171,349	$2,532,171
Services	442,372	345,958
Total revenues	3,613,721	2,878,129
Cost of goods	2,870,575	2,328,215
Cost of services	260,924	211,545
Gross profit	482,222	338,369
Selling, general, and administrative expenses	360,773	287,630
Operating income	121,449	50,739
Interest expense, net	38,615	41,763
Income from continuing operations before income taxes	82,834	8,976
Income tax expense (benefit)	8,551	(240)
Income from continuing operations, net of income taxes	74,283	9,216
Income from discontinued operations, net of income taxes	74,327	19,794
Net income	148,610	29,010
Net loss attributable to noncontrolling interests included in continuing operations	(157)	(532)
Net income attributable to BrightSpring Health Services, Inc. and subsidiaries	$148,767	$29,542

Net income per common share:
Basic income per share attributable to common shareholders:
Continuing operations	$0.36	$0.05
Discontinued operations	$0.37	$0.10
Net income per share	$0.73	$0.15
Diluted income per share attributable to common shareholders:
Continuing operations	$0.34	$0.05
Discontinued operations	$0.33	$0.09
Net income per share	$0.67	$0.14
Weighted average shares outstanding:
Basic	204,712	201,005
Diluted	221,321	214,927

BrightSpring Health Services, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the three months ended March 31, 2026 and 2025

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31,
	2026	2025
Operating activities:
Net income	$148,610	$29,010
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	39,094	42,161
Change in fair value of contingent consideration, net	—	1,698
Provision for credit losses	10,559	8,101
Amortization of deferred debt issuance costs	2,816	2,749
Share-based compensation	3,676	15,681
Deferred income taxes, net	(7,193)	4,031
Gain on sale of discontinued operations	(103,412)	—
Other	(72)	2,919
Change in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(114,125)	(79,449)
Prepaid expenses and other current assets	(7,791)	23,973
Inventories	254,833	103,300
Trade accounts payable	(86,987)	(53,871)
Accrued expenses	11,030	8,643
Other assets and liabilities	(28,095)	(7,348)
Net cash provided by operating activities	$122,943	$101,598
Investing activities:
Purchases of property and equipment	$(21,544)	$(17,632)
Acquisitions of businesses	(42,203)	(6,754)
Proceeds from sale of discontinued operations	810,908	—
Other	232	195
Net cash provided by (used in) investing activities	$747,393	$(24,191)
Financing activities:
Long-term debt repayments	$(12,353)	$(11,792)
Repayments of the Revolving Credit Facility, net	—	(63,300)
Repurchase of shares of common stock	(60,000)	—
Proceeds from shares issued under share-based compensation plan	12,092	345
Taxes paid related to net share settlement of equity awards	(5,708)	(2,763)
Purchase of redeemable noncontrolling interest	—	(5,100)
Payments of financing lease obligations	(4,047)	(3,408)
Net cash used in financing activities	$(70,016)	$(86,018)
Net increase (decrease) in cash and cash equivalents	800,320	(8,611)
Cash and cash equivalents at beginning of period	88,477	61,253
Cash and cash equivalents at end of period	$888,797	$52,642
Cash and cash equivalents included in assets held for sale at end of period	—	305
Cash and cash equivalents included in continuing operations at end of period	$888,797	$52,337

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA

For the three months ended March 31, 2026 and 2025

(Unaudited)

The following table reconciles net income from continuing operations to EBITDA and Adjusted EBITDA:

($ in thousands)	For the Three Months Ended
	March 31,
	2026	2025
Net income from continuing operations	$74,283	$9,216
Income tax expense (benefit)	8,551	(240)
Interest expense, net	38,615	41,763
Depreciation and amortization	39,094	40,832
EBITDA	$160,543	$91,571
Non-cash share-based compensation (1)	13,116	12,474
Acquisition, integration, and transaction-related costs (2)	6,100	9,521
Restructuring and divestiture-related and other costs (3)	10,002	17,496
Total adjustments	$29,218	$39,491
Adjusted EBITDA	$189,761	$131,062

(1)
Represents non-cash share-based compensation to certain members of our management and full-time employees.

(2)
Represents transaction costs incurred in connection with planned, completed, or terminated acquisitions, which include investment banking fees, legal diligence and related documentation costs, finance and accounting diligence and documentation; costs associated with the integration of acquisitions, including any facility consolidation, integration travel, or severance; and costs associated with other planned, completed, or terminated non-routine transactions.

(3)
Represents costs associated with restructuring-related activities, including closure, and related license impairment, and severance expenses associated with certain enterprise-wide or significant business line cost-savings measures.

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of Adjusted EPS

For the three months ended March 31, 2026 and 2025

(Unaudited)

The following table reconciles diluted EPS to Adjusted EPS:

(shares in thousands)	For the Three Months Ended
	March 31,
	2026	2025
Diluted EPS	$0.34	$0.05
Non-cash share-based compensation (1)	0.06	0.06
Acquisition, integration, and transaction-related costs (1)	0.03	0.04
Restructuring and divestiture-related and other costs (1)	0.05	0.08
Income tax impact on adjustments (2)	(0.09)	(0.04)
Adjusted EPS	$0.39	$0.19

Weighted average common shares outstanding used in calculating diluted U.S. GAAP net income per share	221,321	214,927
Weighted average common shares outstanding used in calculating diluted Non-GAAP income per share	221,321	214,927

(1) This adjustment reflects the per share impact of the adjustment reflected within the definition of Adjusted EBITDA.

(2) The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate for the respective non-GAAP adjustment. For all periods presented, the income tax impact on adjustments is inclusive of a discrete tax benefit related to share-based compensation.